UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 8, 2014

(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-12879	06-0868496
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

The information in Item 2.01 below is incorporated in this Item 1.01 by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

On January 8, 2014, Griffin Land & Nurseries, Inc. (“Griffin” or the “Registrant”) and Imperial Nurseries, Inc. (“Imperial”), Griffin’s wholly owned subsidiary in the landscape nursery business, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Imperial’s inventory and certain of its assets (the “Sale”) were sold to Monrovia Connecticut LLC (“Monrovia”), a subsidiary of Monrovia Nursery Company, for approximately $840,000 in cash (subject to certain adjustments) and a non-interest bearing note receivable of $4.25 million. The Promissory Note is due in two installments: $2.75 million is due on June 1, 2014 and $1.5 million is due on June 1, 2015. The Promissory Note is secured by an irrevocable letter of credit. Pursuant to the Purchase Agreement, Griffin and Imperial have agreed to certain non-competition restrictions for a four-year period. Griffin and Imperial have also agreed to indemnify Monrovia for any potential environmental liabilities relating to periods prior to the effective date of the Purchase Agreement. The Promissory Note is included as Exhibit D to the Purchase Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K.

Concurrently with the entry into the Purchase Agreement, Imperial and River Bend Holdings, LLC, a wholly owned subsidiary of Griffin, entered into a Lease and Option Agreement and an Addendum to such agreement (the “Lease”, and together with the Sale, the “Imperial Transaction”) with Monrovia, pursuant to which Monrovia agreed to lease Imperial’s Connecticut production nursery for a ten-year period, with options to extend for an additional fifteen years exercisable by Monrovia. The Lease provides for annual rent payable to Griffin of $500,000 for each of the first five years, plus any other amounts due as additional rent under the Lease, with annual rent for subsequent years determined in accordance with the Lease. The Lease also grants Monrovia an option to purchase most of the land, land improvements and other operating assets that were used by Imperial in its Connecticut growing operations during the first thirteen years of the lease period for $10.5 million, or $7 million if only a certain portion of the land is purchased, subject in each case to certain adjustments and provisions as provided for in the Lease. The Lease and Addendum are included as Exhibit B to the Purchase Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Imperial Transaction closed on January 8, 2014.

The foregoing descriptions of the Purchase Agreement and Lease, each as modified by the letter agreement between the parties dated January 6, 2014, do not purport to be complete, and are qualified in their entirety by reference to the complete texts of the agreements attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Amended and Restated Employment Agreement dated December 30, 2013 between Griffin, Imperial and Gregory Schaan was terminated on January 8, 2014 in accordance with the Termination of Employment Agreement by and between Griffin, Imperial and Mr. Schaan, which is included as Exhibit J to the Purchase Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The following pro forma financial information with respect to the Imperial Transaction reported in Item 2.01 of this Current Report on Form 8-K is furnished as Exhibit 99.1.

•                  Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2013

•                  Unaudited Pro Forma Consolidated Statements of Operations for the thirty-nine weeks ended August 31, 2013 and September 1, 2012

•                  Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended December 1, 2012, December 3, 2011 and November 27, 2010

•                  Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)   Exhibits

•                  Exhibit 2.1:  Asset Purchase Agreement, dated January 6, 2014, effective January 8, 2014, among Monrovia Connecticut LLC as Buyer, Monrovia Nursery Company as Guarantor, Imperial Nurseries, Inc. as Seller and Griffin Land & Nurseries, Inc. as Owner

•                  Exhibit 2.2: Letter Agreement, dated January 6, 2014, among Imperial Nurseries, Inc., River Bend Holdings, LLC, Monrovia Connecticut LLC and Monrovia Nursery Company

•                  Exhibits 99.1:  Unaudited Pro Forma Financial Information

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements.  Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012.  Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer and
Secretary

Dated: January 14, 2014